Exhibit 99.1

SUNWORKS ANNOUNCES $4.6 MILLION REGISTERED DIRECT OFFERING OF COMMON STOCK

PROVO, UT / ACCESSWIRE/ June 8, 2023 / Sunworks, Inc. (Nasdaq: SUNW, “Sunworks” or the “Company”), a leading provider of solar power and battery storage solutions for residential, agriculture, commercial, industrial, and public works markets, today announced that it has entered into a definitive agreement with a single ESG-focused institutional investor for the purchase and sale of 4,050,000 shares of the Company’s common stock at a purchase price of $1.14 per share of common stock in a registered direct offering. The closing of the offering is expected to occur on or about June 9, 2023, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $4,617,000, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The securities described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-265336) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on August 5, 2022. The offering of the securities is made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660 or by email at rothecm@roth.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT SUNWORKS

Sunworks has been providing high-performance solar and battery storage solutions since 2000. The Company acquired Solcius in 2021 to extend its national presence and provide high-quality, performance-oriented solutions to sectors ranging from residential to agricultural, commercial, industrial, federal, and public works. Today, Sunworks is proudly paving the way toward the democratization of renewable energy for all with their agile, partner-centric, and technology-agnostic network that has installed over 200 MW of solar and battery storage systems. Their dependable, solutions-oriented teams are recognized in the industry for their commitment to customer service and renewable energy advancement. Sunworks was recently recognized by Solar Power World as a leading solar supplier and is a member of the Solar Energy Industries Association (SEIA). For more information, visit www.sunworksusa.com and www.solcius.com.

SAFE HARBOR

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the timing of the offering, the expected use of proceeds from the offering, and the Company’s ability to complete the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering, and risks disclosed in the Company’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Internet site (http://www.sec.gov). Forward-looking statements are made as of the date of this release, and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

IR CONTACT

720.778.2415

IR@sunworksusa.com